EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD FINANCIAL RESULTS
FOR SECOND QUARTER OF FISCAL YEAR 2023

•Record net sales of $2.073 billion, up 5.6% sequentially and up 25.7% from the year ago quarter. The midpoint of our guidance provided on August 2, 2022 was net sales of $2.062 billion.
•On a GAAP basis: record gross margin of 67.4%; record operating income of $755.1 million and a record 36.4% of net sales; record net income of $546.2 million; and record EPS of $0.98 per diluted share. Our guidance provided on August 2, 2022 was for GAAP EPS of $0.94 to $0.95 per diluted share.
•On a Non-GAAP basis: record gross margin of 67.7%; record operating income of $971.4 million and a record 46.9% of net sales; record net income of $814.4 million and record EPS of $1.46 per diluted share. Our guidance provided on August 2, 2022 was for Non-GAAP EPS of $1.42 to $1.46 per diluted share.
•Cash flow from operations of $793.2 million.
•Paid down $264.9 million of debt in the September 2022 quarter. Cumulatively paid down $5.48 billion of debt over the last 17 quarters.
•Record quarterly dividend declared of 32.8 cents per share, an increase of 9.0% sequentially and 41.4% from the year ago quarter.
•Repurchased approximately $247.2 million, or 3.6 million shares of our common stock, at an average price of $68.18 per share during the September 2022 quarter under our previously announced $4.0 billion stock buyback program. Cumulatively repurchased approximately $868.0 million, or 12.1 million shares, over the last four quarters.

CHANDLER, Arizona - November 3, 2022 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months ended September 30, 2022, as summarized in the table below.
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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Second Quarter Fiscal 2023
Financial Results

	Three Months Ended September 30, 2022(1)
Net sales	$2,073.2
	GAAP	%	Non-GAAP(2)%
Gross margin	$1,397.9	67.4%	$1,404.4	67.7%
Operating income	$755.1	36.4%	$971.4	46.9%
Other expense	$(56.0)		$(53.9)
Income tax provision	$152.9		$103.1
Net income	$546.2	26.3%	$814.4	39.3%
Net income per diluted share	$0.98		$1.46
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the second quarter of fiscal 2023 were a record $2.073 billion, up 25.7% from net sales of $1.650 billion in the prior year's second fiscal quarter.

GAAP net income for the second quarter of fiscal 2023 was $546.2 million, or $0.98 per diluted share, up from GAAP net income of $242.0 million, or $0.43 per diluted share, in the prior year's second fiscal quarter. For the second quarters of fiscal 2023 and fiscal 2022, GAAP net income was adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions and losses on settlement of debt.

Non-GAAP net income for the second quarter of fiscal 2023 was a record at $814.4 million, or $1.46 per diluted share, up from non-GAAP net income of $605.7 million, or $1.07 per diluted share, in the prior year's second fiscal quarter. For the second quarters of fiscal 2023 and fiscal 2022, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, non-cash interest expense on our convertible debentures and losses on the settlement of debt. For the second quarters of fiscal 2023 and fiscal 2022, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors declared a record quarterly cash dividend on its common stock of 32.8 cents per share, up 9.0% from the cash dividend paid last quarter and up 41.4% from the year ago quarter. The quarterly dividend is payable on December 6, 2022 to stockholders of record on November 22, 2022.

"Our fiscal second-quarter results exceeded expectations resulting in yet another quarter of strong growth and profitability," said Ganesh Moorthy, President and Chief Executive Officer. "Record revenue of $2.07 billion grew 5.6% sequentially and 25.7% year over year, driven by broad-based strength in our business. Disciplined execution by our team in combination with our resilient end markets helped to drive record non-GAAP gross margins, operating margins, and
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Microchip Technology Reports
Second Quarter Fiscal 2023
Financial Results

earnings per share as we remain focused on executing our Microchip 3.0 strategy, which we believe positions us for long-term success."

Mr. Moorthy added, "Amid changing economic conditions and ongoing global supply disruption, our business remains strong as we exited the September quarter with the highest unsupported backlog ever. While we see encouraging signs of the supply chain loosening, many of our technology corridors remain constrained despite the careful capacity ramps we continue to implement. As such, we expect capacity to remain tight for specialized, trailing-edge technologies throughout 2022 and into 2023. Our focus on Total Systems Solutions and semiconductor industry megatrends is creating ample growth opportunities as our design win and new products funnel remains healthy."

Steve Sanghi, Microchip's Executive Chair, said, “Microchip’s Board of Directors approved a sequential increase in our dividend of approximately 9% to a record 32.8 cents per share, up from the August dividend of 30.1 cents per share. The dividend announced today represents a 41.4% year-over-year increase, and the board remains committed to an increasing cash return strategy. Given our strong cash flow generation during the September quarter, we are targeting to return $409.7 million to our shareholders through dividends and share repurchases in the December quarter, and for calendar year 2022 our cash return to shareholders is expected to be approximately $1.57 billion."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Our strong cash generation capabilities have helped us to pay down approximately $5.48 billion in debt over the past 17 quarters as we reduced our total debt by another $264.9 million during the September quarter. Our net debt to adjusted EBITDA leaving the September 2022 quarter was 1.84 times and we are making excellent progress towards our net debt to adjusted EBITDA target of 1.5 times."

Mr. Moorthy concluded, "Our backlog for the December quarter remains strong, and we have more capacity improvements coming into effect. Demand continues to outpace supply, and we have considerable backlog requested by customers in the December quarter that we currently cannot fulfill until later quarters, despite growing capacity from last quarter. Considering these factors and the economic backdrop, we expect net sales in the December quarter to be up between 3% and 5% sequentially, and we expect to grow sequentially again in the March quarter. At the mid-point of our guidance for the December quarter, net sales would be 22.7% higher than the year-ago quarter."

Microchip's Highlights for the Quarter Ended September 30, 2022:

•Unveiled the industry’s first terabit-scale secure Ethernet PHY family with port aggregation for enterprise and cloud interconnect. The META-DX2+ enables OEMs to double router and switch system capacities with 112G PAM4 connectivity for 800G ports, plus it adds encryption and Class C/D precision timing.

•Introduced a new family of CXL™-based smart memory controllers for data center computing enabling modern CPUs to optimize application workloads. The SMC 2000 family of smart memory controllers delivers DDR memory
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Microchip Technology Reports
Second Quarter Fiscal 2023
Financial Results

bandwidth, capacity expansion, reliability and media flexibility for next-generation CPUs and SoCs to accelerate AI and machine learning performance.

•Achieved MIL-STD-883 Class B Qualification on Radiation-Tolerant (RT) PolarFire® FPGA, paving the way for power-saving, high-speed processing in space. This major step toward QML Class Q and Class V spaceflight qualification enables system integration leveraging RT PolarFire power and radiation advantages over SRAM-based FPGA alternatives.

•Announced a 32-bit MCU based on an Arm® Cortex®-M0+ core with functional safety, cybersecurity protection and AUTOSAR compatibility features. The PIC32CM JH microcontroller is a 512KB Flash, 5V, Dual CAN FD device that delivers premium features typically only available on more expensive, higher performance devices.

•Released functional safety certification packages for SmartFusion® 2 and IGLOO® 2 FPGAs to speed time to market. The FPGAs now add IEC 61508 certification to their Single Event Upset (SEU) mitigation benefits.

•Expanded the portfolio of MPU-based System-on-Modules (SOMs) with the SAM9X60D1G-SOM. With this latest small-form factor SOM designers can take advantage of a mid-level performance MPU and significantly reduce design complexities in a myriad of applications.

•Issued a statement on the CHIPS & Science Act of 2022 where Microchip President and CEO, Ganesh Moorthy, shared his thoughts following the passage of the Act.

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Microchip Technology Reports
Second Quarter Fiscal 2023
Financial Results

Third Quarter Fiscal Year 2023 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$2.135 to $2.177 billion
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Gross Margin	67.5% to 67.7%	$6.3 to $7.3 million	67.8% to 68.0%
Operating Expenses(2)	30.7% to 30.9%	$214.3 to $218.3 million	20.7% to 20.9%
Operating Income	36.6% to 36.9%	$220.6 to $225.6 million	46.9% to 47.3%
Other Expense, net	$52.9 to $55.3 million	($0.1) to $0.3 million	$53.0 to $55.0 million
Income Tax Provision	$134.7 to $176.0 million(3)	$41.7 to $69.8 million	$93.0 to $106.2 million(4)
Net Income	$593.3 to $572.8 million	$262.3 to $295.6 million	$855.6 to $868.4 million
Diluted Common Shares Outstanding	Approximately 556.4 to 556.9 million shares		Approximately 556.4 to 556.9 million shares
Earnings per Diluted Share	$1.03 to $1.07	$0.49 to $0.51	$1.54 to $1.56
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending December 31, 2022. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending December 31, 2022.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2023, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

•Microchip's inventory days in the December 2022 quarter are expected to be in the range of 143 to 147 days, compared to 139 days on September 30, 2022. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products, and our production levels.

•Capital expenditures for the quarter ending December 31, 2022 are expected to be between $105 million and $125 million. Capital expenditures for all of fiscal 2023 are expected to be between $500 million and $550 million. We continue to add capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business.

Under the GAAP revenue recognition standard, which we adopted on April 1, 2018, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.

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Microchip Technology Reports
Second Quarter Fiscal 2023
Financial Results

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, non-cash interest expense on our convertible debentures and losses on the settlement of debt. For the second quarters of fiscal 2023 and fiscal 2022, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units, and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross margin fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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Microchip Technology Reports
Second Quarter Fiscal 2023
Financial Results

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2022 quarter between $65 and $70 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Net sales	$2,073.2	$1,649.8	$4,036.8	$3,219.2
Cost of sales	675.3	581.5	1,329.0	1,143.3
Gross profit	1,397.9	1,068.3	2,707.8	2,075.9

Research and development	268.6	246.2	537.6	484.6
Selling, general and administrative	202.4	179.9	391.3	354.2
Amortization of acquired intangible assets	167.5	215.7	335.1	431.3
Special charges (income) and other, net	4.3	10.2	(12.6)	20.7
Operating expenses	642.8	652.0	1,251.4	1,290.8

Operating income	755.1	416.3	1,456.4	785.1

Other expense, net	(56.0)	(151.5)	(110.7)	(223.3)
Income before income taxes	699.1	264.8	1,345.7	561.8
Income tax provision	152.9	22.8	292.3	67.0
Net income	$546.2	$242.0	$1,053.4	$494.8

Basic net income per common share	$0.99	$0.44	$1.91	$0.90
Diluted net income per common share	$0.98	$0.43	$1.88	$0.87

Basic common shares outstanding	551.5	551.3	552.7	549.4
Diluted common shares outstanding	558.3	565.9	559.9	565.5

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

ASSETS
	September 30,	March 31,
	2022	2022
Cash and short-term investments	$306.8	$319.4
Accounts receivable, net	1,133.2	1,072.6
Inventories	1,030.3	854.4
Other current assets	205.7	206.2
Total current assets	2,676.0	2,452.6

Property, plant and equipment, net	1,088.3	967.9
Other assets	12,376.8	12,779.0
Total assets	$16,141.1	$16,199.5

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,539.8	$1,399.0
Current portion of long-term debt	998.6	—
Total current liabilities	2,538.4	1,399.0

Long-term debt	6,304.9	7,687.4
Long-term income tax payable	666.8	704.6
Long-term deferred tax liability	41.5	39.8
Other long-term liabilities	486.4	473.9

Stockholders' equity	6,103.1	5,894.8
Total liabilities and stockholders' equity	$16,141.1	$16,199.5

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages; unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Gross profit, as reported	$1,397.9	$1,068.3	$2,707.8	$2,075.9
Share-based compensation expense	6.5	9.1	14.2	17.9
Non-GAAP gross profit	$1,404.4	$1,077.4	$2,722.0	$2,093.8
Non-GAAP gross profit percentage	67.7%	65.3%	67.4%	65.0%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Research and development expenses, as reported	$268.6	$246.2	$537.6	$484.6
Share-based compensation expense	(19.8)	(26.1)	(39.9)	(52.7)
Acquisition-related	(0.2)	(0.2)	(0.4)	(0.4)
Non-GAAP research and development expenses	$248.6	$219.9	$497.3	$431.5
Non-GAAP research and development expenses as a percentage of net sales	12.0%	13.3%	12.3%	13.4%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Selling, general and administrative expenses, as reported	$202.4	$179.9	$391.3	$354.2
Share-based compensation expense	(15.0)	(20.5)	(28.4)	(41.7)
Acquisition-related	(0.7)	(1.0)	(1.3)	(2.3)
Professional services associated with certain legal matters	(2.3)	(1.7)	(3.2)	(3.8)
Non-GAAP selling, general and administrative expenses	$184.4	$156.7	$358.4	$306.4
Non-GAAP selling, general and administrative expenses as a percentage of net sales	8.9%	9.5%	8.9%	9.5%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Operating expenses, as reported	$642.8	$652.0	$1,251.4	$1,290.8
Share-based compensation expense	(34.8)	(46.6)	(68.3)	(94.4)
Acquisition-related	(0.9)	(1.2)	(1.7)	(2.7)
Professional services associated with certain legal matters	(2.3)	(1.7)	(3.2)	(3.8)
Amortization of acquired intangible assets	(167.5)	(215.7)	(335.1)	(431.3)
Special charges (income) and other, net	(4.3)	(10.2)	12.6	(20.7)
Non-GAAP operating expenses	$433.0	$376.6	$855.7	$737.9
Non-GAAP operating expenses as a percentage of net sales	20.9%	22.8%	21.2%	22.9%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Operating income, as reported	$755.1	$416.3	$1,456.4	$785.1
Share-based compensation expense	41.3	55.7	82.5	112.3
Acquisition-related	0.9	1.2	1.7	2.7
Professional services associated with certain legal matters	2.3	1.7	3.2	3.8
Amortization of acquired intangible assets	167.5	215.7	335.1	431.3
Special charges (income) and other, net	4.3	10.2	(12.6)	20.7
Non-GAAP operating income	$971.4	$700.8	$1,866.3	$1,355.9
Non-GAAP operating income as a percentage of net sales	46.9%	42.5%	46.2%	42.1%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Other expense, net, as reported	$(56.0)	$(151.5)	$(110.7)	$(223.3)
Loss on settlement of debt	2.1	85.2	8.3	85.5
Non-cash other expense, net	—	10.1	0.1	21.0
Non-GAAP other expense, net	$(53.9)	$(56.2)	$(102.3)	$(116.8)
Non-GAAP other expense, net, as a percentage of net sales	(2.6)%	(3.4)%	(2.5)%	(3.6)%

RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Income tax provision as reported	$152.9	$22.8	$292.3	$67.0
Income tax rate, as reported	21.9%	8.6%	21.7%	11.9%
Other non-GAAP tax adjustment	(49.8)	16.1	(109.9)	7.6
Non-GAAP income tax provision	$103.1	$38.9	$182.4	$74.6
Non-GAAP income tax rate	11.2%	6.0%	10.3%	6.0%
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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Net income, as reported	$546.2	$242.0	$1,053.4	$494.8
Share-based compensation expense	41.3	55.7	82.5	112.3
Acquisition-related	0.9	1.2	1.7	2.7
Professional services associated with certain legal matters	2.3	1.7	3.2	3.8
Amortization of acquired intangible assets	167.5	215.7	335.1	431.3
Special charges (income) and other, net	4.3	10.2	(12.6)	20.7
Loss on settlement of debt	2.1	85.2	8.3	85.5
Non-cash other expense, net	—	10.1	0.1	21.0
Other non-GAAP tax adjustment	49.8	(16.1)	109.9	(7.6)
Non-GAAP net income	$814.4	$605.7	$1,581.6	$1,164.5
Non-GAAP net income as a percentage of net sales	39.3%	36.7%	39.2%	36.2%
GAAP net income as a percentage of net sales	26.3%	14.7%	26.1%	15.4%
Diluted net income per common share, as reported	$0.98	$0.43	$1.88	$0.87
Non-GAAP diluted net income per common share	$1.46	$1.07	$2.82	$2.06
Diluted common shares outstanding, as reported	558.3	565.9	559.9	565.5
Diluted common shares outstanding non-GAAP	558.3	565.9	559.9	565.5

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
GAAP cash flow from operations, as reported	$793.2	$611.7	$1,633.6	$1,241.6
Capital expenditures	(110.3)	(78.5)	(232.2)	(164.8)
Free cash flow	$682.9	$533.2	$1,401.4	$1,076.8
Free cash flow as a percentage of net sales	32.9%	32.3%	34.7%	33.4%
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Microchip Technology Reports
Second Quarter Fiscal 2023
Financial Results

Microchip will host a conference call today, November 3, 2022 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until November 17, 2022.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on November 3, 2022 and will remain available until 5:00 p.m. (Eastern Time) on November 17, 2022. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 8538305.

Cautionary Statement:

The statements in this release relating to remaining focused on executing our Microchip 3.0 strategy which we believe positions us for long-term success, our business remaining strong, encouraging signs of the supply chain loosening, that many of our technology corridors remain constrained despite the careful capacity ramps we continue to implement, that we expect capacity to remain tight for specialized, trailing-edge technologies throughout 2022 and into 2023, that our focus on Total Systems Solutions and semiconductor industry megatrends is creating ample growth opportunities as our design win and new products funnel remains healthy, that our board remains committed to an increasing cash return strategy, targeting to return $409.7 million to our shareholders through dividends and share repurchases in the December quarter, and for calendar year 2022 our cash return to shareholders is expected to be approximately $1.57 billion, making excellent progress towards our net debt to adjusted EBITDA target of 1.5 times, that we have more capacity improvements coming into effect, that demand continues to outpace supply, that we have considerable backlog requested by customers in the December quarter that we currently cannot fulfill until later quarters, that we expect net sales in the December quarter to be up between 3% and 5% sequentially, that we expect to grow sequentially again in the March quarter, that at the mid-point of our guidance, net sales would be 22.7% higher than the year-ago quarter, our third quarter fiscal 2023 guidance for net sales and GAAP and non-GAAP gross margin, operating expenses, operating income, other expense, net, income tax provision, net income, diluted common shares outstanding, earnings per diluted share, expected inventory days in the December 2022 quarter, capital expenditures for the December 2022 quarter and for all of fiscal 2023, continuing to add capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business, our belief that non-GAAP measures are useful to investors and our assumed average stock price in the December 2022 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued uncertainty, fluctuations or weakness in the U.S. and world economies (including China) due to rising interest rates, high inflation or the impact of the COVID-19 pandemic (including lock-downs in China), actions taken or which may be taken by the Biden administration or the U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally (including the Ukraine-Russia military conflict), changes in demand or market acceptance of our products and the products of our customers and our ability to meet any continued increases in market demand; the impact that the CHIPS Act will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities; the amount and timing of any incentives we may receive under the CHIPS Act, the impact of current and future changes in U.S. corporate tax laws (including the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; the mix of inventory
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Microchip Technology Reports
Second Quarter Fiscal 2023
Financial Results

we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels to meet any continued increases in market demand; the impact of inflation on our business; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our preferred supply program and our long-term supply assurance program; changes or fluctuations in customer order patterns and seasonality; our ability to obtain a sufficient supply of wafers from third party wafer foundries to meet our increasing needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any continued increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions or strategic transactions we may make; the costs and outcome of any current or future litigation or other matters involving our Microsemi acquisition, the Microsemi business, intellectual property, customers, or other issues; the costs and outcome of any current or future tax audit or investigation regarding our business or the business of Microsemi, our actual average stock price in the December quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns (including the COVID-19 pandemic) or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this November 3, 2022 press release, or to reflect the occurrence of unanticipated events.
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Microchip Technology Reports
Second Quarter Fiscal 2023
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The Company's solutions serve more than 125,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, IGLOO and PolarFire are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. SmartFusion is a registered trademark of Microchip Technology Incorporated in the U.S.A. All other trademarks mentioned herein are the property of their respective companies.

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